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EXHIBIT 99

Investor Release

FOR IMMEDIATE RELEASE	FOR MORE INFORMATION CONTACT:
04/07/03	Investors:	Mary Healy, 630-623-6429
	Media:	Lisa Howard, 630-623-5044

MCDONALD'S ANNOUNCES PLANS TO REVITALIZE ITS WORLDWIDE BUSINESS AND SETS NEW FINANCIAL TARGETS

        OAK BROOK, IL—McDonald's Chairman and Chief Executive Officer Jim Cantalupo and other members of his senior management team announced their plans for revitalizing McDonald's worldwide business at a meeting with the investment community in New York City today.

        Cantalupo began the meeting by stating that "The world has changed. Our customers have changed. We have to change, too. Growth comes from being better, not just expanding to have more restaurants. The new McDonald's is focused on building sales at existing restaurants rather than on adding new restaurants. We are introducing a new level of discipline and efficiency to all aspects of the business and are setting a new bar for performance.

        "We are committed to lower levels of capital spending until we have achieved a significant improvement in sales, margins and returns at our more than 30,000 restaurants. We also are committed to becoming more relevant to the lives of today's consumers," Cantalupo added. "McDonald's will pursue realistic growth targets. Over the next 12 to 18 months, we will build a rock-solid foundation that can deliver reliable top-line and bottom-line growth, and improve returns on invested capital. All this will deliver superior returns to shareholders."

        As a result of this change in approach:

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  McDonald's now expects capital expenditures for 2003 to be $1.2 billion, $800 million less than in 2002 and $700 million less than previously announced. The cash freed up will be used to strengthen the balance sheet and return cash to shareholders.

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  In 2003, the Company expects to open about 620 traditional restaurants and 340 satellite McDonald's restaurants, for a total of 960 new restaurants worldwide. Net of planned closings, worldwide restaurant additions are expected to total 360, compared with more than 1,000 in 2002.

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  For 2005 and beyond, McDonald's is targeting annual Systemwide sales growth of 3% to 5%, of which 2% will come from new restaurants and 1% to 3% from increased sales at existing restaurants. The Company also is targeting annual operating income growth of 6% to 7%.

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  The Company is targeting annual returns on incremental invested capital in the high teens starting in 2005.(1)

(1)
Return on incremental invested capital is defined as the change in operating income plus depreciation divided by the change in gross assets, and excludes the impact of changes in foreign currency exchange rates.

McDonald's Identifies Business Drivers

        President and Chief Operating Officer Charlie Bell discussed McDonald's four business objectives: attracting more customers, getting existing customers to visit more often, building brand loyalty and increasing productivity to increase margins and profitability.

        Bell noted, "We will achieve these objectives by concentrating on the five drivers of superior customer experiences—people, products, place, price and promotion. Delivering on all five of these business drivers will result in enduring profitable growth for McDonald's global business."

        According to the Company, just one-letter grade improvement in the operational performance of one restaurant amounts to upwards of $100,000 in additional annual sales. Therefore, raising the average performance of its restaurants by one letter grade would result in upwards of $3 billion in additional Systemwide sales.

        "We have established three-year goals to measure our progress against these drivers of superior customer experiences." Bell added. "For example, McDonald's is targeting 5-point improvements in speed of service, friendliness and food scores by 2005. In addition, the Company plans to increase crew productivity by one transaction count per labor hour and to return to an all-time high in cleanliness scores and Happy Meal units sold per restaurant over the next three years."

Financial Targets

        Executive Vice President and Chief Financial Officer Matthew Paull said, "Beginning in 2005, the Company is targeting annual Systemwide sales growth of 3 percent to 5 percent, annual operating income growth of 6 percent to 7 percent, and steady improvements in returns on invested capital."

        He added, "We are focusing resources and efforts around the world on growing comparable sales—while reducing restaurant additions. Our top priority is to lift operational levels of existing restaurants. We can do that without investing huge amounts of capital."

        McDonald's revised capital expenditure plan of $1.2 billion for 2003 is $800 million less than in 2002 and $700 million less than previously announced. About $560 million of that $1.2 billion is for new restaurants, and $490 million is for existing restaurants. This spending reflects reductions of $600 million on new restaurants and $170 million on existing restaurants, compared with 2002.

        The Company intends to strengthen its financial position by paying down $300 million to $700 million of debt this year. The Company also plans to return a significant amount of cash to shareholders, through higher dividends and share repurchase.

        In concluding the meeting, Cantalupo said, "It comes down to a willingness to confront harsh realities and then having the focus and discipline to act decisively, again and again. We have set realistic growth targets, reduced planned capital expenditures significantly and established three-year goals for Company performance. We have a plan, with definite measures that we will track. We will grow by becoming better...not just bigger."

Forward-Looking Statements

        Certain forward-looking statements are included in this release. They use such words as "may," "will," "expect," "believe," "plan" and other similar terminology. These statements reflect management's current expectations regarding future events and operating performance and speak only as of the date of this release. These forward-looking statements involve a number of risks and uncertainties. The following are some of the factors that could cause actual results to differ materially from those expressed in or underlying our forward-looking statements: effectiveness of operating initiatives; success in advertising and promotional efforts; changes in global and local business and economic conditions, including their impact on consumer confidence; fluctuations in currency exchange and interest rates; food, labor and other operating costs; political or economic instability in local markets, including the effects of war and terrorist activities; competition, including pricing and marketing initiatives and new product offerings by the Company's competitors; consumer preferences or perceptions concerning the Company's product offerings; spending patterns and demographic trends; availability of qualified restaurant personnel; severe weather conditions; existence of positive or negative publicity regarding the Company or its industry generally; effects of legal claims; cost and deployment of capital; changes in future effective tax rates; changes in governmental regulations; and changes in applicable accounting policies and practices. The foregoing list of important factors is not all inclusive.

        The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Related Communications

        McDonald's Corporation is broadcasting its meeting with the financial community live over the Internet. The meeting is taking place on Monday, April 7, 2003, at 2:30 p.m. Eastern Time. Interested parties are invited to listen by logging on to www.investor.mcdonalds.com and selecting "Webcast". An archived replay of the meeting will be available on McDonald's website for a limited time.

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  EXHIBIT 99